UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 6, 2015

Federal Realty Investment Trust
(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street, Rockville, Maryland	20852-4041
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number including area code: 301/998-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of the Trust was held on May 6, 2015 in North Bethesda, Maryland. The following table sets forth the matters presented for a vote by the shareholders and the voting results with respect to such matters:

Matter	Votes For	Votes Withheld/ Against	Abstentions	Broker Non-Votes
Proposal 1: Election of Trustees
Jon E. Bortz	60,010,523	188,541	0	3,051,550
David W. Faeder	59,692,368	506,696	0	3,051,550
Kristin Gamble	59,640,451	558,613	0	3,051,550
Gail P. Steinel	60,096,770	102,295	0	3,051,550
Warren M. Thompson	59,994,350	204,714	0	3,051,550
Joseph S. Vassalluzzo	59,570,885	628,179	0	3,051,550
Donald C. Wood	59,799,935	399,130	0	3,051,550

Proposal 2: Ratification of the appointment of Grant Thornton LLP as the Trust's independent registered public accounting firm for the year ending December 31, 2015	62,774,464	410,599	65,552	0

Proposal 3: Advisory vote on compensation of our named executive officers	58,979,862	1,096,384	122,815	3,051,553

Proposal 4: Re-approval of the performance goals under our 2010 Performance Incentive Plan	59,287,164	794,206	117,689	3,051,556

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date:	May 11, 2015	By:	/s/ Dawn M. Becker

Dawn M. Becker
Executive Vice President-General Counsel and Secretary